United States
Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: December 21, 2023

(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)

(858) 284-5000
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.875% Notes due 2027	O27B	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
4.875% Notes due 2030	O30A	New York Stock Exchange
5.750% Notes due 2031	O31A	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange
5.125% Notes due 2034	O34	New York Stock Exchange
6.000% Notes due 2039	O39	New York Stock Exchange
2.500% Notes due 2042	O42	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Credit Agreement

On December 21, 2023, Realty Income Corporation (the “Company”) entered into that certain First Amendment to Third Amended and Restated Credit Agreement (the “Credit Agreement Amendment”) which amends its Third Amended and Restated Credit Agreement, dated as of April 28, 2022, among the Company, as Borrower, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties named therein (as amended, the “Credit Agreement”).

The Credit Agreement Amendment, among other things, (i) increases the amount of debt permitted to be incurred by subsidiaries of the Company that are not required to become guarantors under the Credit Agreement from $50.0 million for any given subsidiary and $100.0 million in the aggregate to $350.0 million for any given subsidiary or in the aggregate, and (ii) increases the cross-default event of default threshold under the Credit Agreement from $125.0 million to $200.0 million.

Amendment to Term Loan Agreement

Also on December 21, 2023, the Company entered into that certain First Amendment to Term Loan Agreement (the “Term Loan Agreement Amendment”) which amends its Term Loan Agreement, dated as of January 6, 2023, among the Company, as Borrower, the lenders party thereto, Toronto Dominion (Texas) LLC, as Administrative Agent, and the other parties named therein (as amended, the “Term Loan Agreement”).

The Term Loan Agreement Amendment, among other things,(i) increases the amount of debt permitted to be incurred by subsidiaries of the Company that are not required to become guarantors under the Term Loan Agreement from $50.0 million for any given subsidiary and $100.0 million in the aggregate to $350.0 million for any given subsidiary or in the aggregate, and (ii) increases the cross-default event of default threshold under the Term Loan Agreement from $125.0 million to $200.0 million.

The foregoing descriptions of each of the Credit Agreement Amendment, the Credit Agreement, the Term Loan Agreement Amendment, and the Term Loan Agreement are qualified in their entirety by reference to the full and complete terms of the Credit Agreement Amendment (including the conformed copy of the Credit Agreement, as amended, attached thereto) and the Term Loan Agreement Amendment (including the conformed copy of the Term Loan Agreement, as amended, attached thereto), which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures set forth under Item 1.01 are incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No	Description
10.1	First Amendment to Third Amended and Restated Credit Agreement, dated December 21, 2023, by and among the Company, as Borrower, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties named therein.
10.2	First Amendment to Term Loan Agreement, dated December 21, 2023, by and among the Company, as Borrower, the lender parties thereto, as lenders, and Toronto Dominion (Texas) LLC, as Administrative Agent.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2023	REALTY INCOME CORPORATION

	By:	/s/ Bianca Martinez
Bianca Martinez
Senior Vice President, Associate General Counsel and Assistant Secretary